EXHIBIT 3.01

                            ARTICLES OF INCORPORATION
                                       OF
                               LG&E ENERGY, CORP.

I, the undersigned, acting as incorporator of a corporation under the Kentucky Business Corporation Act adopt the following Articles of Incorporation for such corporation:

FIRST.    The corporate name is:

                               LG&E ENERGY, CORP.

SECOND.   The address of the initial registered office of LG&E Energy, Corp.
(herein, the "Company") is 311 West Chestnut Street, P.O. Box 32010, Louisville, Kentucky 40232 and the name of the Company's initial registered agent at that office is Charles A. Markel, III.

THIRD.    The mailing address of the principal office of the Company is 311
West Chestnut Street, P.O. Box 32010, Louisville, Kentucky 40232.

FOURTH.   The aggregate number of shares which the Company is authorized to issue is 10. The designations, number of shares and par value, if any, of the shares are as follows:

                                                   Par Value per Share or
Number of                           Series         Statement that Shares
Shares              Class           (if any)       are Without Par Value

10                  Common          None           Without Par Value

FIFTH.    The purpose of the Company is the transaction of any or all lawful business for which corporations may be incorporated under the Business Corporation Law of Kentucky, as amended.

SIXTH.    The period of the Company's duration shall be perpetual.

SEVENTH.  The name and mailing address of the sole incorporator is:

                             Charles A. Markel, III
                            311 West Chestnut Street
                                 P.O. Box 32010
                           Louisville, Kentucky 40232

EIGHTH.   The number of directors constituting the initial Board of Directors of the Company is two and the names and addresses of the persons who are to serve as directors until the first annual meeting of stockholders of the Company or until their successors are elected and shall qualify are:

Roger W. Hale                  311 West Chestnut Street
                               P.O. Box 32010
                               Louisville, Kentucky 40232

Charles A. Markel, III         311 West Chestnut Street
                               P.O. Box 32010
                               Louisville, Kentucky 40232


Dated:    ___________, 1989


                               ______________________
                               Charles A. Markel, III
                               Incorporator

STATE OF KENTUCKY              )
                               ) SS
COUNTY OF JEFFERSON            )

I, the undersigned, a notary public, do hereby certify that on this _____ day of ________, 1989, personally appeared before me, Charles A. Markel, III, who being by me first duly sworn, severally declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.


                               ________________, Notary Public
                               ________________
(NOTARIAL SEAL)                My Commission expires:

                               _____________________

The foregoing instrument was prepared by:
Charles G. Middleton, III
Attorney-at-Law
Middleton & Reutlinger
2500 Brown & Williamson Tower
Louisville, KY  40202-3410
(502) 584-1135

_________________________
Charles G. Middleton, III

                             ARTICLES OF CORRECTION
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                LG&E ENERGY CORP.

Pursuant to KRS 271B.1-240, I, the undersigned, acting as original incorporator of LG&E Energy Corp., under the Kentucky Business Corporation Act, do hereby adopt the following Articles of Correction for such corporation.

1. The original Articles of Incorporation for LG&E Energy Corp., filed on November 14, 1989, are attached hereto.

2. The corporate name, LG&E Energy, Corp., as listed in the original Articles of Incorporation is incorrect in that there should be no comma between the words Energy and Corp.

3.    The correct corporate name is LG&E Energy Corp.

4.    All other provisions of the Articles of Incorporation are correct.

IN WITNESS WHEREOF, I have made, signed and acknowledged these Articles of Correction, this _____ day of March, 1990.

                               ______________________
                               Charles A. Markel, III


COMMONWEALTH OF KENTUCKY       )
                               ) SS
COUNTY OF JEFFERSON            )

On this _____ day of March, 1990, personally appeared Charles A. Markel, III, to me known, and known to me to be the person described in and who executed the foregoing Articles of Correction, and who duly acknowledged to me that he had executed the same. Witness my hand this _____ day of _________, 1990.

My Commission expires:         __________________________
                               __________________________
                               Notary Public
                               State of Kentucky at Large

THIS INSTRUMENT WAS PREPARED BY:

_________________________
Charles G. Middleton, III
Middleton & Reutlinger
2500 Brown & Williamson Tower
Louisville, Kentucky 40202
Telephone (502) 584-1134

                           ARTICLES OF SHARE EXCHANGE
                                       OF
                                LG&E ENERGY CORP.
                                       AND
                       LOUISVILLE GAS AND ELECTRIC COMPANY

                        WHEREBY SHARES OF COMMON STOCK OF
                       LOUISVILLE GAS AND ELECTRIC COMPANY
                          WERE EXCHANGED FOR SHARES OF
                                LG&E ENERGY CORP.

Pursuant to the provisions of Section 271B.11-050 of the Kentucky Revised Statutes, the undersigned corporations adopt the following articles of share exchange:

1.  The plan of share exchange is set forth as Exhibit A.

2.  The plan of share exchange was approved by the shareholders and:

(i) the designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the plan as to each corporation were:

                                    Number of
Name of                             Outstanding    Number of Votes
Corporation         Designation     Shares         Entitled To Be Cast

LG&E Energy Corp.   Common Stock    10             10

Louisville Gas and  (a) Common      21,122,888     21,122,888
Electric Company    Stock

                    (b) Common      22,842,888     22,842,888
                    Stock and
                    Preferred
                    Stock (par
                    value $25
                    per share)

(ii) the total number of undisputed votes cast for the plan separately by each voting group was:

                                    Total Number of
Name of                             Undisputed Votes Cast
Corporation         Voting Group    For the Plan

LG&E Energy Corp.   Common Stock    10

Louisville Gas and  (a) Common      15,522,355
Electric Company    Stock

                    (b) Common      16,866,077
                    Stock and
                    Preferred
                    Stock (par
                    value $25
                    per share)

      and the number cast for the plan by each voting group was sufficient for approval by that group.

3. The effective time and date of these Articles of Share Exchange and the share exchange effectuated hereby is 4:00 p.m., E.D.T., on August 17, 1990.

Dated:  ___________            LG&E ENERGY CORP.


                               ______________________
                               Charles A. Markel, III
                               Vice President, Secretary and Treasurer

Dated:  ___________            LOUISVILLE GAS AND ELECTRIC COMPANY


                               ___________________
                               Christine A. Hansen
                               Vice President, General Counsel and Secretary

Prepared by:

Middleton & Reutlinger
2500 Brown & Williamson Tower
Louisville, Kentucky 40202

_________________________
Charles G. Middleton, III

EXHIBIT "A"

                         AGREEMENT AND PLAN OF EXCHANGE

THIS AGREEMENT AND PLAN OF EXCHANGE (this "Agreement") is between LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation ("LG&E"), the Company whose shares will be acquired pursuant to the Exchange described herein, and LG&E ENERGY CORP., a Kentucky corporation (the "Company"), the acquiring company. LG&E and the Company are hereinafter referred to, collectively, as the "Companies."

                              W I T N E S S E T H:

WHEREAS, the authorized capital stock of LG&E consists of (a) 75,000,000 shares of Common Stock without par value ("LG&E Common Stock"), of which more than 21,000,000 shares are issued and outstanding, (b) 6,750,000 shares of Preferred Stock, without par value but with a maximum aggregate stated value not to exceed $225,000,000 ("LG&E Preferred Stock, without par value"), of which 750,000 shares are issued and outstanding and (c) 1,720,000 shares of Preferred Stock, par value $25 per share ("LG&E $25 Preferred Stock"), of which 1,720,000 shares are issued and outstanding;

WHEREAS, the Company is a wholly-owned subsidiary of LG&E with authorized capital stock consisting of (a) 75,000,000 shares of Common Stock, without par value ("Company Common Stock"), of which 10 shares are issued and outstanding and owned of record by LG&E and (b) 3,000,000 shares of Preferred Stock, without par value, of which no shares are issued and outstanding;

WHEREAS, the Boards of Directors of the respective Companies deem it desirable and in the best interests of the Companies and their shareholders that the Company acquire each share of issued and outstanding LG&E Common Stock and that such LG&E Common Stock be exchanged for a share of Company Common Stock with the result that the Company becomes the owner of all outstanding LG&E Common Stock, all on the terms and conditions hereinafter set forth;

WHEREAS, the execution and delivery of this Agreement by LG&E and the Company and the Exchange (as hereinafter defined) and the related transactions have been approved, to the extent required, by orders, authorizations or approvals, of the Public Service Commission of Kentucky and the Federal Energy Regulatory Commission under the Federal Power Act;

WHEREAS, the Internal Revenue Service has issued a ruling with respect to the federal income tax consequences of the Exchange and related transactions;

WHEREAS, LG&E has obtained all necessary regulatory and other approvals to reduce its share ownership of Ohio Valley Electric Corporation ("OVEC") to below 5% of the total outstanding shares of OVEC and to merge Ohio Valley Transmission Corporation into LG&E; and

WHEREAS, the Board of Directors of LG&E and the Company have recommended that their respective shareholders approve the Exchange and this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the agreements, covenants and conditions hereinafter contained, the parties hereto agree with respect to the acquisition and exchange provided for herein (the "Exchange") that at the Effective Time (as hereinafter defined) each share of LG&E Common Stock issued and outstanding immediately prior to the Effective Time will be acquired by the Company and exchanged for one share of Company Common Stock, and that the terms and conditions of the Exchange and the method of carrying the same into effect are as follows:

                                    ARTICLE I

Subject to the satisfaction of the conditions and obligations of the parties hereto, the Exchange will be effective upon the filing with the Secretary of State of Kentucky (the "Secretary of State") of Articles of Share Exchange ("Articles") with respect to the Exchange or at such later time as may be stated in the Articles (the time at which the Exchange becomes effective being referred to herein as the "Effective Time").

                                   ARTICLE II

At the Effective Time:

(1) subject to the provisions of (4) below, each share of LG&E Common Stock issued and outstanding immediately prior to the Effective Time shall be acquired by the Company and shall be exchanged for one share of Company Common Stock, which shall thereupon be fully paid and non-assessable;

(2) the Company shall become the owner and holder of each issued and outstanding share of LG&E Common Stock so exchanged;

(3) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and shall thereupon constitute an authorized and unissued share of Company Common Stock; and

(4) the former owners of LG&E Common Stock shall be entitled only to receive shares of Company Common Stock as provided herein or to their dissenters' rights under KRS 271B.13-010 through KRS 271B.13-310.

Shares of LG&E $25 Preferred Stock (other than shares held by holders who have perfected their dissenters' rights under KRS 271B.13-010 through KRS 271B.13-
310) and shares of LG&E Preferred Stock, without par value shall not be exchanged or otherwise affected in connection with the Exchange. Each share of LG&E Preferred Stock, without par value issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding following the Exchange and to be a share of LG&E Preferred Stock, without par value of the applicable series designation. Each share of LG&E $25 Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares held by holders who have perfected their dissenters' rights under KRS 271B.13-010 through KRS 271B.13-310) shall continue to be issued and outstanding following the Exchange and to be a share of LG&E $25 Preferred Stock of the applicable series designation. Holders of shares of LG&E $25 Preferred Stock who have perfected their dissenters' rights under KRS 271B.13-010 through KRS 271B.13-310 shall have the rights specified in such Sections.

                                   ARTICLE III

The consummation of the Exchange is subject to the following conditions precedent:

(1) the satisfaction of the respective obligations of the parties hereto in accordance with the terms and conditions herein contained;

(2) the adoption of this Agreement by the requisite vote of the holders of the LG&E Common Stock and LG&E $25 Preferred Stock and by the requisite vote of the shareholder of the Company pursuant to the Kentucky Business Corporation Act (the "Act");

(3) the execution and filing of the Articles with the Secretary of State pursuant to the Act;

(4) the approval for listing, upon official notice of issuance, by the New York Stock Exchange and the Midwest Stock Exchange, of the Company Common Stock to be issued in accordance with this Agreement;

(5) the consummation of the transactions referred to in the sixth Whereas clause hereof; and

(6) the receipt of such orders, authorizations, approvals or waivers from all jurisdictive regulatory bodies, boards or agencies, in addition to the orders or approvals referred to in the fourth Whereas clause hereof, which are required in connection with the Exchange and related transactions.

                                   ARTICLE IV

This Agreement may be amended, modified or supplemented, or compliance with any provision or condition hereof may be waived, at any time, before or after the approval by the shareholders of either or both of the Companies, by the mutual consent of the Boards of Directors of LG&E and the Company; provided, however, that no such amendment, modification, supplement or waiver shall be made or effected subsequent to approval by the shareholders of this Agreement, if such amendment, modification, supplement or waiver would, in the judgment of the Board of Directors of LG&E materially and adversely affect the shareholders of LG&E.

This Agreement may be terminated and the Exchange and related transactions abandoned at any time prior to the time the Articles are filed with the Secretary of State, if the Board of Directors of the Company determines, in its sole discretion, that consummation of the Exchange would be inadvisable or not in the best interests of the Company or its shareholders.

                                    ARTICLE V

This Agreement shall be submitted to the holders of LG&E Common Stock and LG&E $25 Preferred Stock and to the shareholder of the Company for approval as provided by the Act. The affirmative vote of the holders of a majority of the outstanding LG&E Common Stock and LG&E $25 Preferred Stock voting together as one voting group and the affirmative vote of the holders of a majority of the LG&E Common Stock voting as a separate voting group are required for the adoption of this Agreement. The affirmative vote of the holder of a majority of the outstanding shares of the Company Common Stock is required for the adoption of this Agreement.

                                   ARTICLE VI

Following the Effective Time, other than holders of certificates theretofore representing shares of LG&E Common Stock who perfect their dissenters' rights under KRS 271B.13-010 through KRS 271B.13-310, each holder of an outstanding certificate or certificates theretofore representing shares of LG&E Common Stock may, but shall not be required to, surrender the same to the Company for cancellation and reissuance of a certificate or certificates in such holder's name or for cancellation and transfer, and each such holder or transferee will be entitled to receive a certificate or certificates representing the same number of shares of the Company Common Stock as the shares of LG&E Common Stock previously represented by the certificate or certificates surrendered. Until so surrendered or presented for transfer, each outstanding certificate which, immediately prior to the Effective Time, represented LG&E Common Stock (other than certificates held by holders of LG&E Common Stock who have perfected their dissenters' rights under KRS 271B.13-010 through KRS 271B.13-310), shall be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of Company Common Stock as though such surrender or transfer and exchange had taken place. The holders of LG&E Common Stock at the Effective Time shall have no right to have their shares of LG&E Common Stock transferred on the stock transfer books of LG&E, and such stock transfer books shall be deemed to be closed for this purpose at the Effective Time.

IN WITNESS WHEREOF, both LG&E and the Company, pursuant to authorization given by the Boards of Directors, have caused this Agreement to be executed by the Presidents and the corporate seals to be affixed hereto and attested by the Secretaries as of August 10, 1990.

                               LOUISVILLE GAS AND ELECTRIC COMPANY



                               By:  __________________
                               President
ATTEST:



_____________
Secretary

(SEAL)

                               LG&E ENERGY CORP.



                               By:  ______________________
                               President

ATTEST:



__________________
Secretary

(SEAL)

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                LG&E ENERGY CORP.

The following Amended and Restated Articles of Incorporation of LG&E Energy Corp., a Kentucky corporation (the "Company"), were recommended by the Board of Directors and adopted by the sole shareholder of the Company by unanimous written consent on June 6, 1990. The First, Second, Third and Sixth Articles remain unchanged. The Fourth, Fifth and Eighth Articles have been amended.
The former Seventh Article is now the Thirteenth Article. The Seventh Article and the Ninth through Twelfth Articles have been added to these Articles. All amendments and additions to the Articles were voted upon and unanimously approved by the sole shareholder of the Company. The number of shares cast for the amendments was sufficient for approval of the amendments.

"FIRST.  The corporate name is

                                LG&E ENERGY CORP.

SECOND. The address of the registered office of LG&E Energy Corp. (herein, the "Company") is 311 West Chestnut Street, P.O. Box 32010, Louisville, Kentucky 40232 and the name of the Company's registered agent at that office is Charles
A. Markel, III.

THIRD. The mailing address of the principal office of the Company is 311 West Chestnut Street, P.O. Box 32010, Louisville, Kentucky 40232.

FOURTH. A. AUTHORIZED CAPITAL STOCK. The total number of shares which the Company shall have the authority to issue shall be 80,000,000 shares, of which 75,000,000 shares shall be Common Stock, without par value, and 3,000,000 shares shall be Preferred Stock, without par value.

B. COMMON STOCK. The Board of Directors is hereby authorized to cause shares of Common Stock, without par value, to be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors, or by way of stock split pro rata to the holders of the Common Stock. The Board of Directors may also determine the proportion of the proceeds received from the sale of such stock which shall be credited upon the books of the Company to Capital or Capital Surplus.

Each share of the Common Stock shall be equal to all respects to every other share of the Common Stock. Subject to any special voting rights of the holders of Preferred Stock fixed by or pursuant to the provisions of Paragraph C of this Article Fourth, the shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which shareholders have the right to vote and, to the extent required by law, to cumulative voting in all elections of directors by shareholders.

No holder of shares of Common Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

After the requirements with respect to preferential dividends on Preferred Stock (fixed by or pursuant to the provisions of Paragraph C of this Article Fourth), if any, shall have been met and after the Company shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed by or pursuant to the provisions of Paragraph C of this Article Fourth) and subject further to any other conditions which may be fixed by or pursuant to the provisions of Paragraph C of this Article Fourth, then, but not otherwise, the holders of Common Stock shall be entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors.

After distribution in full of the preferential amount (fixed by or pursuant to the provisions of Paragraph C of this Article Fourth), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Company, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Company, tangible and intangible, of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by each.

C. PREFERRED STOCK. Shares of Preferred Stock may be divided into and issued in such series, on such terms and for such consideration as may from time to time be determined by the Board of Directors of the Company. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of Preferred Stock shall be identical, except as to variations between different series in the relative rights and preferences as permitted or contemplated by the next succeeding sentence. Authority is hereby vested in the Board of Directors of the Company to establish out of shares of Preferred Stock which are authorized and unissued from time to time one or more series thereof and to fix and determine the following relative rights and preferences of shares of each such series:

(1) The distinctive designation of, and the number of shares which shall constitute, the series and the "stated value" or "nominal value," if any, thereof;

(2)  The rate of dividend applicable to shares of such series;

(3) The price at and the terms and conditions on which shares of such series may be redeemed;

(4) The amount payable upon shares of such series in the event of the involuntary liquidation of the Company;

(5) The amount payable upon shares of such series in the event of the voluntary liquidation of the Company;

(6) Sinking fund provisions for the redemption or purchase of shares of such series;

(7) The terms and conditions on which shares of such series may be converted, if such shares are issued with the privilege of conversion;

(8) The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (i) the right to one or less than one vote per share on any or all matters voted upon by the shareholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Company in the event there shall have been a failure to pay dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may determine; provided, however, that in no event shall a share of Preferred Stock have more than one vote; and

(9) Any other such rights and preferences as are not inconsistent with the Kentucky Business Corporation Act.

No holder of any share of any series of Preferred Stock shall be entitled to vote for the election of directors or in respect of any other matter except as may be required by the Kentucky Business Corporation Act, as amended, or as is permitted by the resolution or resolutions adopted by the Board of Directors authorizing the issue of such series of Preferred Stock.

D.  OTHER PROVISIONS.

(1) The relative powers, preferences, and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph C of this Article Fourth, and the consent by class or series vote or otherwise, of the holders of the Preferred Stock or such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, powers, preferences and rights of such outstanding series, or any of them, provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

(2) Subject to the provisions of Section 1 of this Paragraph D, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

(3) Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

(4) No holder of any of the shares of any class or series of shares or securities convertible into such shares of any class or series of shares, or of options, warrants or other rights to purchase or acquire shares of any class or series of shares or of other securities of the Company shall have any preemptive right to purchase, acquire, subscribe for any unissued shares of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Company of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for shares of any class or series, or carrying any right to purchase or acquire shares of any class or series, but any such unissued shares, additional authorized issue of shares of any class or series of shares or securities convertible into or exchangeable for shares, or carrying any right to purchase or acquire shares, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

(5) The Company reserves the right to increase or decrease its authorized capital shares, or any class or series thereof or to reclassify the same and to amend, alter, change or repeal any provision contained in the Articles of Incorporation or in any amendment thereto, in the manner now or hereafter prescribed by law, but subject to such conditions and limitations as are hereinbefore prescribed, and all rights conferred upon shareholders in the Articles of Incorporation of this Company, or any amendment thereto, are granted subject to this reservation.

FIFTH. The purpose of the Company is the transaction of any or all lawful business for which corporations may be incorporated under the Kentucky Business Corporation Act.

SIXTH.  The period of the Company's duration shall be perpetual.

SEVENTH.  A.  CERTAIN DEFINITIONS.  For purposes of this Article Seventh:

(1) "Affiliate," including the term "affiliated person," means a person who directly, or indirectly through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

(2)  "Associate," when used to indicate a relationship with any person, means:

(a) Any corporation or organization (other than the Company or a Subsidiary), of which such person is an officer, director or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of Equity Securities;

(b) Any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

(c) Any relative or spouse of such person, or any relative of such spouse, any one (1) of whom has the same home as such person or is a director or officer of the corporation or any of its Affiliates.

(3) "Beneficial Owner," when used with respect to any Voting Stock, means a person:

(a) Who, individually or with any of its Affiliates or Associates, beneficially owns Voting Stock, directly or indirectly; or

(b)  Who, individually or with any of its Affiliates or Associates, has:

1. The right to acquire Voting Stock, whether such right is exercisable immediately or only after the passage of time and whether or not such right is exercisable only after specified conditions are met, pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

2. The right to vote Voting Stock pursuant to any agreement, arrangement, or understanding; or

3. Any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of Voting Stock with any other person who beneficially owns, or whose Affiliates or Associates beneficially owns, directly or indirectly, such shares of Voting Stock.

(4)  "Business Combination" means:

(a) Any merger or consolidation of the Company or any Subsidiary with any Interested Shareholder, or any other corporation, whether or not itself an Interested Shareholder, which is, or after the merger or consolidation would be, an Affiliate of an Interested Shareholder who was an Interested Shareholder prior to the transaction;

(b) Any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one (1) transaction or a series of transactions in any twelve-month period, to any Interested Shareholder or any Affiliate of any Interested Shareholder, other than the Company or any Subsidiary, of any assets of the Company or any Subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors of the Company, an aggregate book value as of the end of the Company's most recently ended fiscal quarter of five percent (5%) or more of the total Market Value of the outstanding stock of the Company or of its net worth as of the end of its most recently ended fiscal quarter;

(c) The issuance or transfer by the Company, or any Subsidiary, in one transaction or a series of transactions in any twelve-month period, of any Equity Securities of the Company or any Subsidiary which have an aggregate Market Value of five percent (5%) or more of the total Market Value of the outstanding stock of the Company, determined as of the end of the Company's most recently ended fiscal quarter prior to the first such issuance or transfer, to any Interested Shareholder or any Affiliate of any Interested Shareholder, other than the Company or any of its Subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Company's Voting Stock or any other method affording substantially proportionate treatment to the holders of Voting Stock;

(d) The adoption of any plan or proposal for the liquidation or dissolution of the Company in which anything other than cash will be received by an Interested Shareholder or any Affiliate of any Interested Shareholder; or

(e) Any reclassification of securities, including any reverse stock split; or recapitalization of the Company; or any merger or consolidation of the Company with any of its Subsidiaries; or any other transaction which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by five percent (5%) or more the proportionate amount of the outstanding shares of any class of Equity Securities of the Company or any Subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

(5) "Common Stock" means any stock of the Company other than preferred or preference stock of the Company.

(6) "Continuing Director" means any member of the Company's Board of Directors who is not an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder or any of its Affiliates, other than the Company or any of its Subsidiaries, and who was a director of the Company prior to the time the Interested Shareholder became an Interested Shareholder, and any successor to such Continuing Director who is not an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder or any of its Affiliates, other than the Company or any of its Subsidiaries, and was recommended or elected by a majority of the Continuing Directors at a meeting at which a quorum consisting of a majority of the Continuing Directors is present.

(7) "Control," including the term "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and the beneficial ownership of ten percent (10%) or more of the votes entitled to be cast by a corporation's Voting Stock creates a presumption of control.

(8)  "Equity Security" means:

(a) Any stock or similar security, certificate of interest, or participation in any profit-sharing agreement, voting trust certificate, or certificate of deposit for the foregoing;

(b) Any security convertible, with or without consideration, into an Equity Security, or any warrant or other security carrying any right to subscribe to or purchase an Equity Security; or

(c) Any put, call, straddle, or other option, right or privilege of acquiring an Equity Security from or selling an Equity Security to another without being bound to do so.

(9) "Interested Shareholder" means any person, other than the Company or any of its Subsidiaries, who:

(a) Is the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Stock of the Company; or is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock of the Company.

(b) For the purpose of determining whether a person is an Interested Shareholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by the person through application of Subsection (3) of this Paragraph A of Article Seventh but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

(10)  "Market Value" means:

(a) In the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the composite tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on the composite tape, on the New York Stock Exchange, or if such stock is not listed on such exchange, on the principal United States securities exchanges registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the Continuing Directors is present; and

(b) In the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the Continuing Directors is present.

(11) "Subsidiary" means any corporation of which Voting Stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Company.

(12) "Voting Stock" means shares of capital stock of a corporation entitled to vote generally in the election of its directors.

B.  MINIMUM SHARE VOTE REQUIREMENTS FOR APPROVAL OF BUSINESS COMBINATIONS.

(1) In addition to any vote otherwise required by law or these Articles of Incorporation, a Business Combination shall be recommended by the Board of Directors of the Company and approved by the affirmative vote of at least:

(a) Eighty percent (80%) of the votes entitled to be cast by outstanding shares of Voting Stock of the Company, voting together as a single voting group, and

(b) Two-thirds of the votes entitled to be cast by holders of Voting Stock other than Voting Stock beneficially owned by the Interested Shareholder who is, or whose Affiliate is, a party to the Business Combination or by an Affiliate or Associate of such Interested Shareholder, voting together as a single voting group.

(2) Unless a Business Combination is exempted from the operation of this Paragraph B in accordance with Paragraph C of this Article Seventh, the failure to comply with the voting requirements of Subsection (1) of this Paragraph B shall render such Business Combination void.

C.  EXEMPTIONS FROM MINIMUM SHARE VOTE REQUIREMENTS.

(1)  For purposes of Section (2) of this Paragraph C

(a) "Announcement Date" means the first general public announcement of the proposal or intention to make a proposal of the Business Combination or the first communication generally to shareholders of the Company, whichever is earlier.

(b) "Determination Date" means the date on which an Interested Shareholder first became an Interested Shareholder, and

(c)  "Valuation Date" means:

1. For a Business Combination voted upon by shareholders, the latter of the day prior to the date of the shareholders' vote or the date twenty (20) days prior to the consummation of the Business Combination; and

2. For a Business Combination not voted upon by shareholders, the date of the consummation of the Business Combination.

(2) The vote required by Paragraph B of this Article Seventh does not apply to a Business Combination if each of the following conditions is met:

(a) The aggregate amount of the cash and the Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of Common Stock in such Business Combination is at least equal to the highest of the following:

1. The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock of the same class or series acquired by it:

a. Within the two-year period immediately prior to the Announcement Date of the proposal of the Business Combination; or

b. In the transaction in which it became an Interested Shareholder, whichever is higher; or

2. The Market Value per share of Common Stock of the same class or series on the Announcement Date or on the Determination Date, whichever is higher; or

3. The price per share equal to the Market Value per share of Common Stock of the same class or series determined pursuant to clause 2 of this Subsection
(a), multiplied by the fraction of:

a. The highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of Common Stock of the same class or series acquired by it within the two-year period immediately prior to the Announcement Date ever.

b. The Market Value per share of Common Stock of the same class or series on the first day in such two-year period on which the Interested Shareholder acquired any shares of Common Stock.

(b) The aggregate amount of the cash and the Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than Common Stock is at least equal to the highest of the following, whether or not the Interested Shareholder has previously acquired any shares of a particular class or series of stock:

1. The highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of such class of stock acquired by it.

a. Within the two-year period immediately prior to the Announcement Date of the proposal of the Business Combination; or

b. In the transaction in which it became an Interested Shareholder, whichever is higher; or

2. The highest preferential amount per share to which the holders of shares of such class of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company; or

3. The Market Value per share of such class of stock on the Announcement Date or on the Determination Date, whichever is higher; or

4. The price per share equal to the Market Value per share of such class of stock determined pursuant to clause 3 of this Subsection (b), multiplied by the fraction of:

a. The highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of any class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date, over

b. The Market Value per share of the same class of Voting Stock on the first day in such two-year period on which the Interested Shareholder acquired any shares of the same class of Voting Stock.

(c) In making any price calculation under Section (2) of this Paragraph C, appropriate adjustments shall be made to reflect any reclassification, including any reverse stock split; recapitalization; reorganization; or any similar transaction which has the effect of reducing the number of outstanding shares of the stock. The consideration to be received by holders of any class or series of outstanding stock is to be in cash or in the same form as the Interested Shareholder has previously paid for shares of the same class or series of stock. If the Interested Shareholder has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

(d) 1. After the Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination.

a. There shall have been no failure to declare and pay at the regular date therefor any full period dividends, whether or not cumulative, on any outstanding preferred stock of the Company;

b. There shall have been no reduction in the annual rate of dividends paid on any class or series of stock of the Company that is not preferred stock, except as necessary to reflect any subdivision of the stock, and an increase in such annual rate of dividends as necessary to reflect any reclassification, including any reverse stock split, recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of the stock;

c. The Interested Shareholder shall not become the Beneficial Owner of any additional shares of stock of the Company except as part of the transaction which resulted in such Interested Shareholder becoming an Interested Shareholder or by virtue of proportionate stock splits or stock dividends.

2. The provisions of subclauses a and b of clause 1 do not apply if no Interested Shareholder or an Affiliate or Associate of the Interested Shareholder voted as a director of the Company in a manner inconsistent with such subclauses and the Interested shareholder, within ten (10) days after any act or failure to act inconsistent with such subclauses, notifies the Board of Directors of the Company in writing that the Interested Shareholder disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act.

(e) After the Interested Shareholder has become an Interested Shareholder, the Interested Shareholder may not have received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advances, guarantees, pledges or other financial assistance provided by the Company or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise.

(3) (a) The vote required by Paragraph B of this Article Seventh does not apply to any Business Combination that is approved by a majority of Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the Continuing Directors is present.

(b)  Unless by its terms a resolution adopted under the foregoing subsection
(a) of this Section (3) is made irrevocable, it may be altered or repealed by the Board of Directors, but this shall not affect any Business Combinations that have been consummated, or are the subject of an existing agreement entered into, prior to the alteration or repeal.

D. POWERS OF THE BOARD OF DIRECTORS. A majority of the Continuing Directors of the Company shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Seventh, including without limitation,
(a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has, an aggregate book value or Market Value of five percent (5%) or more of the total Market Value of the outstanding stock of the Company or of its net worth, and (e) whether the requirements of Paragraph C of this Article Seventh have been met.

E. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS. Nothing contained in this Article Seventh shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

F. AMENDMENT OR REPEAL. Notwithstanding any other provisions of this Article Seventh or of any other Article hereof, or of the By-Laws of the Company (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article Seventh, any other Article hereof, or the By-Laws of the Company), the provisions of this Article Seventh may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least: (i) 80% of the combined voting power of the then outstanding Voting Stock of the Company, voting together as a single class and (ii) 66 2/3% of the combined voting power of the then outstanding Voting Stock (which is not beneficially owned by an Interested Shareholder), voting together as a single class.

EIGHTH. A. NUMBER, ELECTION AND TERMS OF DIRECTORS. The business of the Company shall be managed by a Board of Directors. The number of directors of the Company shall be fixed from time to time by or pursuant to the By-Laws of the Company. Except as otherwise provided in or fixed by or pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Company. One class shall be originally elected for a term expiring at the annual meeting of shareholders to be held in 1991, another class shall be originally elected for a term expiring at the annual meeting of shareholders to be held in 1992, and another class shall be originally elected for a term expiring at the annual meeting of shareholders to be held in 1993, with each member of each class to hold office until a successor is elected and qualified. At each annual meeting of shareholders of the Company and except as otherwise provided in or fixed by or pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term of three years.

B. SHAREHOLDER NOMINATION OF DIRECTOR CANDIDATES AND INTRODUCTION OF BUSINESS. Advance notice of shareholder nominations for the election of directors, and advance notice of business to be brought by shareholders before an annual meeting of shareholders, shall be given in the manner provided in the By-Laws of the Company.

C. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise required by law and except as otherwise provided in or fixed by or pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances:
(i) newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors; (ii) any director elected in accordance with the preceding clause (i) shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified; and (iii) no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D. REMOVAL. Except as otherwise provided in or fixed by or pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the Company's stock entitled to vote generally, voting together as a single class. Notwithstanding the foregoing provisions of this Paragraph D, if at any time any shareholders of the Company have cumulative voting rights with respect to the election of directors and less than the entire Board of Directors is to be removed, no director may be removed from office if the votes cast against removal would be sufficient to elect the person as a director if cumulatively voted at an election of the class of directors of which such person is a part. Whenever in this Article Eighth or in Article Ninth hereof or in Article Tenth hereof, the phrase, "the then outstanding shares of the Company's stock entitled to vote generally" is used, such phrase shall mean each then outstanding share of any class or series of the Company's stock that is entitled to vote generally in the election of the Company's directors.

E. AMENDMENT OR REPEAL. Notwithstanding any other provisions of this Article Eighth or of any other Article hereof or of the By-Laws of the Company (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article Eighth, any other Article hereof, or the By-Laws of the Company), the provisions of this Article Eighth may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of at least 80% of the combined voting power of the then outstanding shares of the Company's stock entitled to vote generally, voting together as a single class.

NINTH. Any action required or permitted to be taken by the shareholders of the Company at a meeting of such holders may be taken without such a meeting only by written consent by all of the shareholders entitled to vote on the subject matter thereof. Except as otherwise mandated by Kentucky law and except as otherwise provided in or fixed by or pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, special meetings of shareholders of the Company may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by the President of the Company. Notwithstanding any other provisions of this Article Ninth or of any other Article hereof or of the By-Laws of the Company (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article Ninth, any other Article hereof, or the By-Laws of the Company), the provisions of this Article Ninth may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the Company's stock entitled to vote generally, voting together as a single class.

TENTH. The Board of Directors shall have power to adopt, amend and repeal the By-Laws of the Company to the maximum extent permitted from time to time by Kentucky law; provided, however, that any By-Laws adopted by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors or by the holders of at least a majority of the combined voting power of the outstanding shares of the Company's stock entitled to vote generally, voting together as a single class, except that, and notwithstanding any other provisions of this Article Tenth or of any other Article hereof or of the By-Laws of the Company (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article Tenth, any other Article hereof or the By-Laws of the Company), no provision of Section 2,
Section 5 or Section 6 of Article I of the By-Laws or of Section 1 of Article II of the By-Laws or of Article VIII of the By-Laws may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the Company's stock entitled to vote generally, voting together as a single class. Notwithstanding any other provisions of this Article Tenth or of any other Article hereof or of the By-Laws of the Company (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article Tenth, any other Article hereof, or the By-Laws of the Company), the provisions of this Article Tenth may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the Company's stock entitled to vote generally, voting together as a single class.

ELEVENTH. A director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of his duties as a director, except for liability (i) for any transaction in which the director's personal financial interest is in conflict with the financial interests of the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law, (iii) under Kentucky Revised Statutes 271B.8-330, or (iv) for any transaction from which the director derived any improper personal benefit. If the Kentucky Business Corporation Act as amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Kentucky Business Corporation Act, as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

TWELFTH. A. RIGHT TO INDEMNIFICATION. Each person who was or is a director of the Company and who was or is made a party or is threatened to be made a party to or as otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnified Director"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent permitted by the Kentucky Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all liability, all reasonable expense and all loss (including, without limitation, judgments, fines, reasonable attorneys' fees, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such Indemnified Director in connection therewith and such indemnification shall continue as to an Indemnified Director who has ceased to be a director and shall inure to the benefit of the Indemnified Director's heirs, executors and administrators.
Each person who was or is an officer of the Company and not a director of the Company and who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any proceeding, by reason of the fact that he or she is or was an officer of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnified Officer"), whether the basis of such proceeding is alleged action in an official capacity as an officer or in any other capacity while serving as an officer, shall be indemnified and held harmless by the Company against all liability, all reasonable expense and all loss (including, without limitation, judgments, fines, reasonable attorneys' fees, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such Indemnified Officer to the same extent and under the same conditions that the Company must indemnify an Indemnified Director pursuant to the immediately preceding sentence and to such further extent as is not contrary to public policy and such indemnification shall continue as to an Indemnified Officer who has ceased to be an officer and shall inure to the benefit of the Indemnified Officer's heirs, executors and administrators. Notwithstanding the foregoing and except as provided in Paragraph B of this Article Twelfth with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any Indemnified Director or Indemnified Officer in connection with a proceeding (or part thereof) initiated by such Indemnified Director or Indemnified Officer only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. As hereinafter used in this Article Twelfth, the term "indemnitee" means any Indemnified Director or Indemnified Officer. Any person who is or was a director or officer of a subsidiary of the Company shall be deemed to be serving in such capacity at the request of the Company for purposes of this Article Twelfth. The right to indemnification conferred in this Article shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Kentucky Business Corporation Act requires, an advancement of expenses incurred by an indemnitee who at the time of receiving such advance is a director of the Company shall be made only upon: (i) delivery to the Company of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise; (ii) delivery to the Company of a written affirmation of the indemnitee's good faith belief that he or she has met the standard of conduct that makes indemnification by the Company permissible under the Kentucky Business Corporation Act; and (iii) a determination that the facts then known to those making the determination would not preclude indemnification under the Kentucky Business Corporation Act. The right to indemnification and advancement of expenses conferred in this Paragraph A shall be a contract right.

B. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Paragraph A of this Article Twelfth is not paid in full by the Company within sixty days after a written claim has been received by the Company (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (other than a suit to enforce a right to an advancement of expenses brought by an indemnitee who will not be a director of the Company at the time such advance is made) it shall be a defense that, and in (ii) any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the standard that makes it permissible hereunder or under the Kentucky Business Corporation Act (the "applicable standard") for the Company to indemnify the indemnitee for the amount claimed. Neither the failure of the Company (including its Board of Directors, a committee of the Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard, nor an actual determination by the Company (including its Board of Directors, a committee of the Board of Directors, independent legal counsel or its shareholders) that the indemnitee has not met the applicable standard, shall create a presumption that the indemnitee has not met the applicable standard or, in the case of such a suit brought by the indemnitee, shall be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article Twelfth or otherwise shall be on the Company.

C. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article Twelfth shall not be exclusive of any other right which any person may have or hereinafter acquire under any statute, these Restated Articles of Incorporation, any By-Law, any agreement, any vote of shareholders or disinterested directors or otherwise.

D. INSURANCE. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Kentucky Business Corporation Act.

E. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company and to any person serving at the request of the Company as an agent or employee of another corporation or of a joint venture, trust or other enterprise to the fullest extent of the provisions of this Article Twelfth with respect to the indemnification and advancement of expenses of either directors or officers of the Company.

F. REPEAL OR MODIFICATION. Any repeal or modification of any provision of this Article Twelfth shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

G. SEVERABILITY. In case any one or more of the provisions of this Article Twelfth, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions in this Article Twelfth, and any other application thereof, shall not in any way be affected or impaired thereby.

THIRTEENTH.  The name and mailing address of the sole incorporator is:

                              Charles A. Markel III
                            311 West Chestnut Street
                                 P.O. Box 32010
                              Louisville, KY  40232

The undersigned hereby certifies that the Amended and Restated Articles of Incorporation correctly set forth the corresponding Articles of Incorporation as amended and that these Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and any amendments and corrections thereto.

                               LG&E ENERGY CORP.


                               By:  _________________
                               Charles A. Markel, III
                               Vice President, Secretary and Treasurer

COMMONWEALTH OF KENTUCKY       )
                               ) SS
COUNTY OF JEFFERSON            )

I, the undersigned notary public in and for the state and county aforesaid, do hereby certify that on this _____ day of August, 1990, personally appeared before me Charles A. Markel, III, being by me first duly sworn, and who declared that he is the Vice President, Secretary and Treasurer of LG&E Energy Corp., that he signed the foregoing Amended and Restated Articles of Incorporation as Vice President, Secretary and Treasurer of the Company, and that the statements therein contained are true.

My Commission expires:  ____________________

                               __________________________
                               Notary Public
                               State of Kentucky at Large

THIS INSTRUMENT PREPARED BY:


_________________________
Charles G. Middleton, III
Middleton & Reutlinger
2500 Brown & Williamson Tower
Louisville, Kentucky 40202
Telephone (502) 584-1135


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                LG&E ENERGY CORP.

To the Secretary of State of Kentucky:

Pursuant to the provisions of Chapter 271B of the Kentucky Revised Statutes, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:

1.  The name of the corporation is LG&E Energy Corp.

2. On December 5, 1990, the board of directors, acting on behalf of the corporation, duly adopted the following Amendments of its Articles of Incorporation. A copy of the text of the Amendments is attached hereto as Exhibit A and incorporated by reference herein as the text of a new Article Fourteenth.

3. If not contained in the amendment itself, the manner in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be implemented as follows:

    Not Applicable.

4. The amendment is to be effective upon the filing of these articles by the Secretary of State.

5. The amendment was duly adopted by the board of directors without shareholder approval pursuant to 271B.10-020 and 271B.6-020 of the Kentucky Revised Statutes, and shareholder action was not required.

Dated:  December 5, 1990

                               LG&E Energy Corp.

                               ______________________
                               Charles A. Markel, III
                               Vice President - Finance
                               and Treasurer

EXHIBIT "A"

                     FOURTEENTH.  SERIES A PREFERRED STOCK.

Designation and Amount. There shall be a series of the Preferred Stock designated as "Series A Preferred Stock". The number of shares constituting such series shall be 750,000 and such series shall have the preferences, limitations and relative rights set forth below.

Section 1.  Dividends and Distributions.

(A) Subject to the possible prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of preferred stock of the Company ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, each holder of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose: (i) quarterly dividends payable in cash on the first day of January, April, July, and October in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $5.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends declared on shares of the Common Stock of the Company, without par value (the "Common Stock"), since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a share of Series A Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per share equal to 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a share of Series A Preferred Stock. If the Quarterly Dividend Payment Date is a Saturday, Sunday or legal holiday, then such Quarterly Dividend Payment Date shall be the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday. In the event that the Company shall at any time after December 5, 1990, (the "Rights Declaration Date") (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case, the amount to which the holder of a share of Series A Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Company shall declare a dividend or distribution on shares of Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $5.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and shall be cumulative on each outstanding share of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such share of Series A Preferred Stock, unless the date of issuance of such share is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such share shall begin to accrue from the date of issuance of such share, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all shares of Series A Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

(D) Dividends payable on the Series A Preferred Stock for the initial dividend period and for any period less than a full quarterly period, shall be computed on the basis of a 360-day year of 30-day months.

Section 2. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Each share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Company and, to the extent required by law, to cumulative voting in all elections of directors by shareholders.

(B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of Company.

(C) If at the time of any annual meeting of shareholders for the election of directors a "default in preference dividends" on the Series A Preferred Stock shall exist, the holders of the Series A Preferred Stock shall have the right at such meeting, voting together as a single class, to the exclusion of the holders of Common Stock, to elect two (2) directors of the Company. Such right shall continue until there are no dividends in arrears upon the Series A Preferred Stock. Either or both of the two directors to be elected by the holders of the Series A Preferred Stock may be to fill a vacancy or vacancies created by an increase by the Board of Directors in the number of directors constituting the Board of Directors. Each director elected by the holders of Preferred Stock (a "Preferred Director") shall continue to serve as such director for the full term for which he or she shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding Series A Preferred Stock voting together as a single class, at a meeting of the shareholders or of the holders of Preferred Stock called for the purpose. So long as a default in preference dividends on the Series A Preferred Stock shall exist, (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the Company and (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding Series A Preferred Stock voting together as a single class, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued and unpaid dividends upon the Series A Preferred Stock shall be equivalent to six (6) full quarterly dividends or more, and having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all Series A Preferred Stock then outstanding shall have been paid to the end of the last preceding quarterly dividend period. The provisions of this paragraph (C) shall govern the election of Directors by holders of Series A Preferred Stock during any default in preference dividends notwithstanding any provisions of these Articles of Incorporation to the contrary.

(D) Except as set forth herein, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for taking any corporate action.

Section 3.  Certain Restrictions.

(A) Until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Company shall not:

(i) Declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

(ii) Declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on shares of Series A Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Series A Preferred Stock and all such shares are then entitled;

(iii) Redeem or purchase or otherwise acquire for consideration shares of any junior stock, provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any other junior stock;

(iv) Purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of parity stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

Section 4. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation of the Company creating a series of Preferred Stock or any similar shares or as otherwise required by law.

Section 5.  Liquidation, Dissolution or Winding Up.

(A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distributions shall be made (i) to the holders of shares of junior stock unless the holders of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $100.00 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (b) an amount per share equal to 100 times the aggregate per share amount to be distributed to holders of shares of Common Stock or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on shares of Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case, upon such liquidation, dissolution or winding up.

(B) In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or
(iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case, the aggregate amount to which holders of Series A Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 5 shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 6. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case, shares of Series A Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case, the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Redemption. The shares of Series A Preferred Stock shall not be redeemable.

Section 8. Ranking. The shares of Series A Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of preferred stock that hereafter may be issued by the Company as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

Section 9. Amendment. These Restated Articles of Incorporation shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

Section 10. Fractional Shares. The Series A Preferred Stock may be issued in fractions of a share, which fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series A Preferred Stock.

Section 11. Certain Definitions. As used herein with respect to the Series A Preferred Stock, the following terms shall have the following meanings:

(A) The term "junior stock" (i) as used in Section 3, shall mean the Common Stock and any other class or series of capital stock of the Company hereafter authorized or issued over which the Series A Preferred Stock has preference or priority as to the payment of dividends, and (ii) as used in Section 5, shall mean the Common Stock and any other class or series of capital stock of the Company over which the Series A Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Company.

(B) The term "parity stock" (i) as used in Section 3, shall mean any class or series of stock of the Company hereafter authorized or issued ranking pari passu with the Series A Preferred Stock as to dividends, and (ii) as used in
Section 5, shall mean any class or series of stock of the Company ranking pari passu with the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up.

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                LG&E ENERGY CORP.

Pursuant to the provisions of KRS 271B.10-030 and KRS 271B.10-060, the following Articles of Amendment to the Articles of Incorporation of LG&E Energy Corp., a Kentucky corporation (the "Corporation"), are hereby adopted:

FIRST:    The name of the Corporation is LG&E Energy Corp.

SECOND:   Article Fourth A. of the Corporation's Articles of
          Incorporation is hereby deleted in its entirety and replaced with the following:

          "FOURTH A. AUTHORIZED CAPITAL STOCK. The total number of shares which the Company shall have the authority to issue shall be 130,000,000 shares, of which 125,000,000 shares shall be Common Stock, without par value, and 5,000,000 shares shall be Preferred Stock, without par value.

THIRD: The above designated amendment does not provide for an exchange, reclassification or cancellation of issued shares of stock of the Corporation.

FOURTH: The designated amendment was adopted by the Corporation's Board of Directors on December 6, 1995, and submitted to the Corporation's shareholders for approval on April 23, 1996. As of the record date of the 1996 Annual Meeting of Shareholders, the Corporation had 33,122,674 outstanding shares of common stock, having no par value per share, each such share entitled to vote on the amendment. 27,790,513 of the common shares were indisputably represented on the proposal to amend the Articles of Incorporation at the Annual Meeting, duly called in accordance with the Kentucky Business Corporation Act, with 26,623,394 votes indisputably cast in favor of the amendment, such votes being sufficient for approval of the amendment.

Dated:  April 23, 1996.

                               LG&E ENERGY CORP.


                               By: _______________________
                               John R. McCall
                               Title: Executive Vice President, General Counsel and Corporate Secretary